EXHIBIT 99.2

Group	Name	Gross Coupon	Servicing Fee	Net Coupon	Cut Off Date Balance	Original Balance	Remaining Amortization	Original Amortization	Original IO period	Remaining IO period	Age
1	30 yr noo high wac non-io	6.922087	0.422087	6.5	46,801,252.00	46,801,252.00	358	360			2
1	30 yr noo high wac io	7.177686	0.677686	6.5	22,445,676.00	22,445,676.00	240	240	120	118	2
2	30 yr jumbo io	6.38	0.63	5.75	132,000,000.00	132,000,000.00	240	240	120	119	1
2	30 yr jumbo non-io	6.27	0.52	5.75	190,000,000.00	190,000,000.00	359	360			1
3	30 yr conf 100% io	6.3	0.3	6	111,000,000.00	111,000,000.00	240	240	120	118	2
4	30yr conf	5.92221792	0.17221792	5.75	2,415,095.71	2,415,095.71	237	240			3
4	30yr conf	6	0.25	5.75	199,500.00	199,500.00	299	300			1
4	30yr conf	6.186468702	0.436468702	5.75	385,175,534.00	385,175,534.00	358	360			2